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                                     EXHIBIT 21.1

                              SUBSIDIARIES OF REGISTRANT


NAME                                          JURISDICTION OF INCORPORATION
----                                          -----------------------------

DSP Telecom, Inc.                                      California
CTP Systems, Inc.                                      California
DSP Telecommunications, Ltd.                           Israel
DSPC Israel Ltd.                                       Israel
CTP Systems Ltd.                                       Israel
DSP Communications (Japan), Inc.                       Japan